Exhibit 23.2
                                  ------------









            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




         We hereby consent to the use of our report dated April 10, 2006, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form SB-2 Amendment #1) of Paradigm Medical Industries, Inc. for the fiscal year ended December 31, 2005 and for the period March 31, 2006.



/s/ Chisholm, Bierwolf & Nilson
Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah
July 12, 2006